EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126211) of Win Gaming Media, Inc. of our report dated April 15, 2011, relating to the consolidated financial statements included in this Annual Report on Form 10-K.
/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm
Tel-Aviv, Israel
April 15, 2011